UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
________________
FORM 8-K
________________

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 13, 2024

MSA SAFETY INCORPORATED
(Exact name of registrant as specified in its charter)

Pennsylvania	1-15579	46-4914539
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification Number)

1000 Cranberry Woods Drive
Cranberry Township,	Pennsylvania	16066-5207
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: 724-776-8600

Former name or former address, if changed since last report: N/A
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, no par value	MSA	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01	Other Events.

On May 10, 2024, the Board of Directors (the “Board”) of MSA Safety Incorporated (the “Company”) approved a new stock repurchase program to replace the Company’s existing program. The Board did not set a termination date for the new program.

The new program authorizes up to $200 million in repurchases of Company common stock. The timing, manner, price and amount of any repurchases under the program will be determined by the Company in its discretion. Acquisitions pursuant to the program may be made from time to time through a combination of open market repurchases, privately negotiated transactions, through block trades and pursuant to any trading plan that may be adopted in accordance with Rules 10b5-1 and/or 10b-18 of the Securities and Exchange Commission. The Company is not obligated to repurchase any specific number of shares and the program may be modified, suspended or discontinued at any time. A press release announcing the repurchase program was issued and is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.

(d) The following exhibits are furnished with this report on Form 8-K.

Exhibit No.	Description
99.1	MSA Safety Incorporated Press Release dated May 13, 2024.
104	Cover Page Interactive Data File (the cover page XBRL tags are embedded within the Inline XBRL document)

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MSA SAFETY INCORPORATED
(Registrant)

By	/s/ Lee B. McChesney
Lee B. McChesney
Senior Vice President and Chief Financial Officer
May 13, 2024

EXHIBIT INDEX

Exhibit No.     Description
99.1    MSA Safety Incorporated Press Release dated May 13, 2024.
104    Cover Page Interactive Data File (the cover page XBRL tags are embedded within the Inline XBRL document)